                                                                    Exhibit 3(b)
March 1, 1996

                                    BY-LAWS
                                    -------
                                    OF THE
                                    ------
                          DAUPHIN DEPOSIT CORPORATION
                          ---------------------------

                                   ARTICLE 1
                                   ---------

                                     SEAL
                                     ----

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania".


                                   ARTICLE 2
                                   ---------
                           MEETINGS OF SHAREHOLDERS
                           ------------------------

     Section 1. The annual meeting of the shareholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors. The election of Directors shall be held at each such meeting.
     If for any reason no election of Directors is held on that day, the meeting may be adjourned as provided in the Pennsylvania Business Corporation law.

     Section 2. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President or the Board of Directors.

     Section 3. A written or printed notice of the time and place of every regular meeting shall be mailed, charges prepaid, to every shareholder of record entitled to vote at the meeting, at his address appearing on the books of the Corporation, at least five days before the date of the meeting. Notification of special meetings shall, in addition to the foregoing requirements, contain the purpose of the meeting and be mailed to shareholders of record at least ten days before the date of such meeting. Only such business shall be conducted at a

                                       1
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special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Any previously scheduled meeting of the shareholders may be postponed, and any special meeting of the shareholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of shareholders.

     Section 4. The Board of Directors may fix a date for the determination of the shareholders entitled to receive notice of and to vote at any meeting or to receive any dividend, distribution or allotment of rights or a date for any change, conversion or exchange of shares by fixing a record date not more than fifty (50) days prior thereto.

     Section 5. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and at such place as they may determine, and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting unless otherwise provided by law.

     A shareholder may vote in person or by proxy duly authorized in writing in accordance with the law, and be entitled to one vote for each share standing in his name on the books of the Corporation.

     The vote on all questions shall be taken in such a manner as the Chairman prescribes.

     Section 6. The Board of Directors shall appoint three judges, not candidates for office and who need not be shareholders, to conduct the election or vote at any meeting. After a meeting, the judges shall certify a report in writing of any question or matter determined by them which certificate the Secretary shall cause to be recorded in the minutes of the meeting. If any judge of election shall not be present at a meeting, the vacancy shall be filled by the chairman of the meeting.

     Section 7. All actions taken by shareholders must be so taken at a duly called annual or special meeting of shareholders and may not be effected by a consent in writing.

     Section 8.  Notice of Shareholder Business and Nominations.
                 -----------------------------------------------
           (A)   Annual Meetings of Shareholders.
                 --------------------------------

                 (1) Notice. Nominations of persons for election to the Board
                     -------
and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board, or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                 (2) (a) Notice by Shareholder - Timeliness. For nominations or
                         ----------------------------------
other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation's proxy statement released to security holders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not

                                       3
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earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

                     (b) Notice by Shareholder - Contents. Such shareholder's
                         ---------------------------------
notice shall set forth

                       (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

                       (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                       (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the

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Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                 (3) Notice of Shareholder - Increased Number of Directors.
                     ------------------------------------------------------
Notwithstanding anything in the second sentence of paragraph (A) (2) of this By-Law to the contrary, in the event that the numbr of directors to be elected to the Board of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

           (B) Special Meetings of Shareholders.  Only such business shall be
               ---------------------------------
conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corproation's notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

     In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period of the giving of a shareholder's notice as described above.

           (C) General.
               -------

                 (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                 (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to

Section 13, 14 or 15 (d) of the Exchange Act.

                 (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE 3
                                   ---------
                              BOARD OF DIRECTORS
                              ------------------

     Section 1. (a) The business and affairs of the Corporation shall be managed by a Board of Directors of not less than five nor more than thirty Directors, all of whom shall be stockholders of the Corporation. The number of Directors within the above limits shall be determined by the Directors each year prior to the annual meeting of the stockholders, held for the election of Directors. Between annual meetings of the stockholders, a majority of all of the Directors may, at any regular meeting of the Board of Directors, increase the number of Directors by not more than six in any one year until the next meeting of the stockholders at which Directors are elected, provided that the total of the Directors shall not exceed 30. A majority of the remaining members of the Board may elect Directors to fill any vacancies created by an increase in the number of Directors, as above provided in this section; any such increase in the number of Directors made as above provided in this section shall remain in effect only until the next meeting of the stockholders at which Directors are elected; each Director so elected shall be a Director until his successor is elected by the stockholders who shall make such election at the next annual meeting of stockholders or at any special meeting called for that purpose prior thereto. The term of office for all Directors elected at an annual stockholders' meeting shall be one year from said annual meeting at which they are elected, or until their successors are duly elected and qualified.

     (b) The compulsary retirement age for Directors shall be 70; provided that the compulsary retirement age for Directors serving as of February 20, 1996 shall be 72. Effective with the election of Directors at the 1997 Annual Meeting of Shareholders, a Director shall retire at the annual shareholders' meeting immediately prior to the Director attaining the age of 70 or 72, as the case may be. Whenever any person who is a member of the Board of Directors becomes ineligible as a Director, he/she shall be eligible for election as a Director Emeritus, provided that he/she has then been, for a period of 10 years or more, a member of this Board and/or of a Board of a Corporation the stock of which is owned by this Corporation and/or of a Board of a Corporation which is a predecessor of a Corporation, the stock of which is owned by this Corporation. Whenever a person who is a member of the Board of Directors shall retire from the Board, he/she shall be eligible for election as a Director Emeritus, provided he/she has then attained the age of 65 and has then been, for a period of 20 years or more, a member of this Board and/or of a Board of a Corporation the stock of which is owned by this Corporation and/or of a Board of a Corporation which is a predecessor of a Corporation, the stock of which is owned by this Corporation.

     Section 2. The Board shall have full power to do all acts and adopt all measures which it shall deem best for the interest of the stockholders.

     Section 3. The Board shall, at its first meeting after the annual election, organize and elect from its number a Chairman of the Board, a

President, a Chairman of the Executive Committee, and such other officers as are listed in Article 5 herein. The Board shall, from time to time, designate one of the officers as the Chief Executive Officer. One person may simultaneously hold more than one office, to the extent permitted by law.

     Section 4. The Board shall prescribe the powers and duties not inconsistent with the law or these By-Laws, and fix the compensation of all officers, and the amount of the fidelity bond to be given by each; the cost of premium on such bonds shall be paid by the Corporation.

     Section 5. Regular meetings of the Board of Directors shall be held, without notice, at 11:00 o'clock a.m. on the third Monday of February, April, June, August, October and December at the registered office of the Corporation or at such other time and place as shall be determined by the Board. When such meeting falls upon a holiday, the meeting shall be held on the next succeeding business day.

     Special meetings may be called by the Chairman of the Board or the President or the Chief Executive Officer, and shall be called at the request of any three Directors. Notice of the special meeting shall be given each member of the Board by the Secretary at least one day before the date of such meeting.

     Section 6. A majority of the Directors shall constitute a quorum . When a quorum is present, a majority of those present may decide any question on request, the yeas and nays shall be noted on the minutes.

     If less than a majority is present at a meeting, they may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice.

     Section 7. At the annual meeting of the stockholders, the Chairman of the Board or the President shall render a report showing the condition of the property and affairs of the Corporation for the previous year.

     Section 8. The Board shall designate the financial institutions which shall be used as depositories for the funds of the Corporation.

     Section 9. In case of a vacancy occurring on the Board, it shall have the power to fill such vacancy until the next stockholders' annual election.

     Section 10. The Board of Directors and each committee hereinafter provided for shall each keep minutes of its meetings. Minutes of the committees shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

     Section 11. Each Director and Director Emeritus, not a salaried officer, may receive a fee for attendance at each meeting of the Board of Directors, or any committee, in such amount as the Board of Directors may from time to time determine.

     Section 12. Any action which may be taken at a meeting of the directors or the members of the executive or other committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or the members of the Committee, as the case may be, and shall be filed with the Secretary of the Corporation.


                                   ARTICLE 4
                                   ---------
                                  COMMITTEES
                                  ----------

     Section 1.  There shall be five standing committees named in this Article
     ----------
which shall be appointed by the Chief Executive Officer with approval by the Board of Directors at its annual meeting for reorganization, or as soon thereafter as may be convenient; the Chairman of the Board, the President, the

Chief Executive Officer and the Chairman of the Executive Committee shall, ex-officio, be members of all standing committees.

     Section 2. a) The Executive Committee shall consist of the Chairman of the Board, the Chief Executive Officer, the President, the Chairman of the Executive Committee and not less than 4 nor more than 9 other Directors, the number of such other Directors to be determined from time to time by the Board. The Executive Committee shall meet at least once a month and report its proceedings to the Board.

                   b) The Executive Committee shall have general supervision of and responsibility for the finances of the Corporation and its investments, and the maintenance of asset quality and balance sheet integrity. It shall also have responsibility for strategic and profit planning. The Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board so far as may be permitted by law.

     Section 3. a) The Auditing Committee shall consist of no less than 3 Directors in addition to the ex-officio members, the number of such Directors to be determined from time to time by the Board. The Audit Committee shall meet at least four times each year.

                   b) The Audit Committee shall have responsibility to assure an adequate system of internal controls and overall audit coverage and to monitor regulatory compliance.

     Section 4. The Corporate Governance Committee shall consist of no less than three (3) directors in addition to the ex officio members, the number of such directors to be determined from time to time by the Board. The Corporate Governance Committee shall act as the nominating committee of the Board. It shall also monitor the integrity and effectiveness of the corporate governance of the Corporation. The Corporate Governance Committee shall meet no less than four (4) times each year.

     Section 5. The Management Development and Compensation Committee shall consist of no less than (3) directors in addition to the ex officio members, the number of such directors to be determined from time to time by the Board. The Management Development and Compensation Committee shall assure that the compensation available to corporate officers and other senior management enables the Corporation to attract and retain high quality leadership and that the Corporation's compensation methodologies align management's interests with shareholders' interests. The Committee shall also have responsibility for human resource matters including management development, succession and changes; executive and employee compensation; and employee benefits.

     Section 6. The Risk Management Committee shall consist of no less than (3) directors in addition to the ex officio members, the number of such directors to be determined from time to time by the Board. The Risk Management Committee's responsibility shall be to assure that the Corporation's assets are adequately protected against loss (other than interest rate, credit and financially related risks) and to review the Corporation's risk management and loss control programs.


                                   ARTICLE 5
                                   ---------
                                   OFFICERS
                                   --------

     Section 1.  The Officers of the Company shall be a Chairman of the Board,
     ----------
a Chief Executive Officer, the President, the Chairman of the Executive Committee, one or more Vice Chairmen and Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, an Auditor, and such other officers as in the judgment of the Board shall be necessary. Where this section authorizes one or more officers with the same title, the number and identity of such officers, other than the Chairman of the Board, Chief Executive Officer, President, Chairman of the Executive Committee, Secretary, Treasurer and Auditor, may be determined by the Chief Executive Officer and shall be ratified at the annual reorganization meeting of the Board.

     Section 2. The officers of the Corporation shall hold office until their successors are elected unless sooner relieved by the Board.

     Section 3. The Chief Executive Officer shall, subject to the powers of the Board and the Executive Committee, conduct its business and exercise direct supervision over its affairs, and all officers and employees of the Company shall be subject to his direction.

     Section 4. In case of a vacancy in the office of the Chairman of the Board or the sickness, absence or disability of the Chairman of the Board, the President shall, unless the Board of Directors shall provide otherwise, have all the powers and duties of the Chairman of the Board until his recovery or return or until such vacancy shall be filled.

     In case of a vacancy in the office of the President, or the sickness, absence or disability of the President, the Chairman of the Board shall, unless the Board of Directors shall provide otherwise, have all the powers and duties of the President until his recovery or return or until such vacancy shall be filled.

     The President shall preside at all meetings of the shareholders, and shall perform such further duties as shall be assigned to him by the Board of Directors or by the Chief Executive Officer.

     Section 5. The Chairman of the Board shall preside at all meetings of the Board, and shall possess and exercise such powers as are granted to him in these

By-Laws and by action of the Board of Directors.

     Section 6. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee, and shall possess and exercise such powers as are granted to him in these By-Laws and by action of the Board of Directors.

     Section 7. Such officers as the Board may designate shall have power to enter satisfaction upon, or assign, release or postpone the lien of, the whole or any part of all mortgages or judgments held by the Corporation and shall report such action to the Board.

     Section 8. The Treasurer shall be responsible for all money, funds, securities and other valuables belonging to the Corporation; shall cause to be kept proper records of the transactions of the Corporation; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     Section 9. Unless otherwise directed by the Board, the Treasurer shall see that all registered securities owned by the Corporation are registered in the name of the Corporation.

     Section 10. The Secretary shall give notice of all meetings of the Board to the members, and either himself, or under his direction, keep a record of their proceedings, and, if requested, attend the meetings of the standing or special committees, and keep a record of their proceedings as above.

     Section 11. The Secretary shall see that proper notice is given of all meetings of the stockholders.

     Section 12. The Secretary shall have charge of the record of stock of the Corporation, of their transfers and the books showing the ownership thereof.

     Section 13. The Secretary shall have charge of the seal of the Company and either he or an Assistant Secretary, or such other officers as the Board may determine, shall cause it to be affixed to all papers requiring it and attest the same.

     Section 14. The Secretary shall have the custody of bonds given for the faithful performance of duty by the officers and employees and report to the Board when received.

     Section 15. The Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such duties and powers as may from time to time be assigned to them by the Board of Directors or by the Chief Executive Officer in the absence of any assignment by the Board of Directors.

     Section 16. The Auditor shall have charge of auditing the books, records and accounts. He shall report directly to the Board of Directors or the Audit Committee.

     Section 17. Each Assistant Officer shall assist in the performance of the duties of the Officer to whom he is assistant and shall perform such duties in the absence of the Officer. He shall perform such additional duties as the Board of Directors, the Chief Executive Officer or the Officer to whom he is assistant may from time to time assign to him.


                                   ARTICLE 6
                                   ---------
                         AUTHORITY OF CERTAIN OFFICERS
                         -----------------------------

     Section 1. The Chairman of the Board, President, Senior Executive Vice President, or any Executive Vice President, Senior Vice President, or Vice President, acting in conjunction with the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer, is authorized to perform such corporate and official acts as are necessary to carry on the business of the Corporation, subject to the directions of the Board of Directors and the Executive Committee. They are fully empowered:

     a. To sell, assign and transfer any and all shares of stock, bonds or other personal property standing in the name of the Corporation;

     b. To assign and transfer any and all registered bonds and to execute requests for payment or reissue of any such bonds that may be issued now or hereinafter and held by the Corporation;

     c. To sell at public or private sale, lease, mortgage or otherwise dispose of any real estate or interest therein held or acquired by the Corporation, except the real estate and buildings occupied by the Corporation in the transaction of its business, and to execute and deliver any instrument necessary to completion of the transaction;

     d. To receive and receipt for any sums of money or property due or owing to this Corporation, and to execute any instrument of satisfaction therefor or any lien of record;

     e. To execute and deliver any deeds, contracts, agreements, leases, conveyances, bills of sale, petitions, writings, instruments, releases, acquittances and obligations necessary in the exercise of the corporate powers of the Corporation.

     Section 2. Such of the officers and other employees as may from time to time be designated by the Board of Directors or Executive Committee shall have the authority to sign checks, drafts, letters of credit, orders, receipts, and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Corporation.

     Section 3. The Chairman of the Board, President, any Senior Executive Vice President, any Executive Vice President, Senior Vice President or Vice President, the Secretary or the Treasurer, acting in conjunction with any other of these designated officers, may effect loans on behalf of this Corporation from any institution, executing notes or obligations and pledging assets of this Corporation therefor.


                                   ARTICLE 7
                                   ---------
                                    STOCKS
                                    ------
     Section 1. Transfers of stock shall be made only on the books of the Corporation maintained by the Corporation or its transfer agent. Evidence of authority to make such transfers shall be produced and, if required, shall be left with the Corporation or its transfer agent.

     Section 2. No transfers shall be made until the certificate granted to the transferor is given to the Corporation (except as provided in Section 6 of this Article as to lost certificates).

     Section 3. The mere possession of a stock certificate shall not vest any ownership.

     Section 4. Upon the transfer and surrender of any stock certificate, it shall be canceled and the original or a copy thereof shall be retained in the permanent records of the Corporation, and the cancellation shall be recorded with the date on the Corporation's records at the proper number.

     Section 5. A record of each certificate issued, the number thereof, the number of shares, and the owner shall be kept by the Secretary or the transfer agent.

     Section 6. If the owner of any stock has lost the certificate and shall present to the Corporation his affidavit of the fact and the circumstances, and a bond of indemnity from a corporation surety in an amount satisfactory to the

Corporation, a duplicate certificate may be issued to him.

     Section 7. Stock certificates of this Corporation shall bear the original or facsimile signature of one of the following officers (Chairman of the Board, President, Vice President or Treasurer) and of the Secretary or an Assistant Secretary and shall be signed by the transfer agent.


                                   ARTICLE 8
                                   ---------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 1. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law, the Articles or By-Laws, it may be given to such person in any manner authorized by the Pennsylvania Business Corporation Law. Such notice shall specify the place, day and hour of the meeting and in the case of a special meeting of shareholders, the general nature of the business to be transacted.

     Section 2. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the Articles or By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

     Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     Section 3. One or more Directors or shareholders may participate in a meeting of the Board, of a Committee of the Board or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 4. All references herein to the masculine gender shall be deemed to include the feminine gender as applicable.


                                   ARTICLE 9
                                   ---------
                                  AMENDMENTS
                                  ----------

     These By-Laws may be altered, amended or repealed by a vote of the majority of the Board of Directors of this institution present at any regular or special meeting regularly called. Provided, however, that such powers of the Board of Directors shall be subject to the power of the shareholders to change or repeal such By-Laws.


                                  ARTICLE 10
                                  ----------
                                   OFFICES
                                   -------
     The offices of the Corporation at which its business shall be conducted shall be the registered office thereof located at 213 Market Street, Harrisburg, Pennsylvania, and all other legally authorized locations which may be leased or acquired by the Corporation to carry on its business. During an emergency declared by the President of the United States or the person performing his function resulting in any authorized place of business of this Corporation being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the location heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Corporation. Any temporarily relocated place of business of this Corporation shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.


                                  ARTICLE 11
                                  ----------
                                  EMERGENCIES
                                  -----------

     Section 1. In the event of an emergency declared by the President of the United States or the person performing his functions, of sufficient severity to prevent the conduct and management of the affairs and business of this Corporation by its Directors and officers as contemplated by these By-Laws, the officers and employees of this Corporation shall continue to conduct the affairs of the Corporation under such guidance from the Directors as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency.

     Section 2. The Board of Directors shall have the power to delegate the powers and duties of an officer who becomes unavailable or disabled or who refuses to act, to any other officer or to any Directors, for the time being.

     Section 3. In the event of such an emergency of sufficient severity to prevent the conduct and management of the affairs and business of this Corporation by its Directors and officers as contemplated by these By-Laws any three or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Company in accordance with the provisions of Article 4 of these By-Laws. In the event of the unavailability at such time of a minimum of three members of the then incumbent Executive Committee, any three available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the foregoing provisions of this section so far as may be permitted by law. This By-Law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolution shall be suspended until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the provisions of these By-Laws.


                                  ARTICLE 12
                                  ----------
                                INDEMNIFICATION
                                ---------------

     Subject to the limitations hereinafter set forth, the Corporation shall indemnify each director, officer or employee of the Corporation or of any organization that he is serving as a director, officer or employee at the request of the Corporation, and his heirs, executors or administrators, to the full extent permitted by law, against all judgments, fines and liabilities, and/or reimburse him for all reasonable expense (including, but not limited to, court costs, attorneys' fees and any amount paid in any settlement), which judgments, fines and liabilities and expense were incurred or expended in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative or investigative, and whether or not the indemnified liability arises or arose from any action by or in the right of the Corporation, in which he was involved because of anything he may have done or omitted to do as a director, officer or employee of the Corporation or of any organization that he may have served as a director, officer or employee at the request of the Corporation, --but such indemnification and/or reimbursement can be made only if a Determination is made made. Such indemnification and/or reimbursement shall not impair any other right any such person may have. Said indemnification and/or reimbursement can be made only if a Determination has been made, with the advice of Counsel for the Corporation, by members of the Board of Directors not involved in the claim or proceeding, or by a disinterested person or persons named by said members of the Board of Directors not involved in the claim or proceeding, or by independent legal counsel in a written opinion: (1) that the director, officer or employee acted or failed to act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (2) that the amount of the proposed indemnification and/or reimbursement is reasonable, and (3) that the proposed indemnification and/or reimbursement is just and proper and can be legally made by the Corporation under then existing law, and (4) that the indemnification and/or reimbursement shall be made by the Corporation in an amount stated in the Determination. The indemnification provided for herein shall be available so long as the act or failure to act giving rise to the claim for indemnification is not determined by a court to have constituted willful misconduct or recklessness. The Corporation shall have the power to buy and maintain insurance and to establish and fund a self-insurance indemnification reserve fund on behalf of the directors, officers and employees of the Corporation and a person serving at the request of the Corporation as a director, officer or employee of another organization, against liability incurred in any such capacity, or arising out of his status as such. The invalidity of any portion of this
Article 12 shall not affect the validity of the remainder hereof.


                                  ARTICLE 13
                                  ----------
                        PERSONAL LIABILITY OF DIRECTORS
                        -------------------------------

     A Director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:
(1) the Director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.


                                  ARTICLE 14
                                  ----------
                   CONTROL SHARE ACQUISITION NOT APPLICABLE
                   ----------------------------------------

     The provisions contained in Subchapter G to Chapter 25 of Article C of the Pennsylvania Business Corporation Law of 1988, as amended by the Act of April 27, 1990, Act 36, 15 Pa. C.S.A. (S)(S)2561-2567, regarding control share acquisitions, shall not be applicable to the Corporation.